Exhibit 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

September 8, 2011

Boards of Directors

Polonia MHC

Polonia Bancorp

Polonia Bank

3993 Huntingdon Pike, 3rd Floor

Huntingdon Valley, Pennsylvania 19006

Members of the Boards:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion and Application H-(e)1-s and any amendments thereto to be filed with the Board of Governors of the Federal Reserve System, and in the Registration Statement on Form S-1 and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Polonia Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

RP FINANCIAL, LC.

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com